UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 19, 2008

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255 (Commission File Number)	59-2857021 (IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL (Address of Principal Executive Offices)	34134 (Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Previously, the Company’s Board of Directors agreed to reduce their compensation effective October 5, 2007 and a majority of directors agreed to forego all director compensation for the balance of 2007 and all of calendar year 2008. On December 19, 2008, a majority of the Company’s Board of Directors agreed to continue to serve without director compensation in 2009. Five members of the Board, specifically, Carl Icahn, Don E. Ackerman, Nicholas Graziano, Keith Meister and Vincent Intrieri, each have agreed commencing January 1, 2009, to forego all director compensation for the calendar year 2009. Additionally, Hilliard M. Eure, III and Jonathan Macey each has agreed, commencing January 1, 2009, and for all of calendar year 2009, to continue to receive reduced annual director compensation in the aggregate amount of $50,000, to be paid in cash on a quarterly basis in 2009, in lieu of the director compensation to which they were entitled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	WCI Communities, Inc.

	By:	/s/ James D. Cullen
	Name:	James D. Cullen
	Title:	Vice President

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